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                                                                   Exhibit 4.4


                              ABBOTT LABORATORIES
                         1996 INCENTIVE STOCK PROGRAM
                   INCENTIVE AND NON-QUALIFIED STOCK OPTIONS


ABBOTT LABORATORIES (THE "COMPANY") HEREBY GRANTS TO
                                             (THE "EMPLOYEE")
AN INCENTIVE STOCK OPTION TO PURCHASE FROM TIME TO TIME ALL OR ANY PART OF A
TOTAL OF             COMMON SHARES OF THE COMPANY, AT A PRICE OF $
PER SHARE, AND A NON-QUALIFIED STOCK OPTION TO PURCHASE FROM TIME TO TIME ALL
OR ANY PART OF A TOTAL OF             COMMON SHARES OF THE COMPANY, AT A
PRICE OF $       PER SHARE (SUCH PRICES BEING NOT LESS THAN 100% OF THE FAIR
MARKET VALUE OF THE SHARES ON THE DATE HEREOF). THESE OPTIONS ARE GRANTED UPON THE TERMS AND CONDITIONS SET FORTH BELOW. IN ADDITION, THE INCENTIVE STOCK OPTION IS GRANTED PURSUANT TO SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THESE OPTIONS ARE GRANTED THIS      DAY OF           , UNDER THE COMPANY'S
1996 INCENTIVE STOCK PROGRAM (HEREIN CALLED THE "PROGRAM") FOR THE PURPOSE OF FURNISHING TO THE EMPLOYEE AN APPROPRIATE INCENTIVE TO IMPROVE OPERATIONS AND INCREASE PROFITS AND ENCOURAGING THE EMPLOYEE TO CONTINUE EMPLOYMENT WITH THE COMPANY AND ITS SUBSIDIARIES. TERMS USED HEREIN SHALL HAVE THE SAME MEANING AS IN THE PROGRAM, AND IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS HEREOF AND THE PROVISIONS OF THE PROGRAM THE PROGRAM SHALL CONTROL.

THE TERMS AND CONDITIONS OF THE OPTIONS ARE AS FOLLOWS:

1.   THESE OPTIONS MAY, BUT NEED NOT, BE EXERCISED IN INSTALLMENTS, BUT MAY
     BE EXERCISED ONLY TO THE EXTENT, AND WITHIN THE TIME PERIODS, DESCRIBED BELOW. DURING THE LIFETIME OF THE EMPLOYEE THESE OPTIONS MAY BE EXERCISED ONLY BY THE EMPLOYEE AND (EXCEPT AS PROVIDED BELOW) ONLY WHILE IN THE EMPLOY OF THE COMPANY OR ANY OF ITS SUBSIDIARIES.
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2.   THESE OPTIONS MAY BE EXERCISED ONLY ON OR AFTER THE FIRST ANNIVERSARY OF
     THE GRANT DATE. TERMINATION OF EMPLOYMENT BEFORE THE FIRST ANNIVERSARY OF THE GRANT DATE WILL TERMINATE ALL RIGHTS UNDER THE OPTIONS (UNLESS THE TERMINATION IS FOR REASON OF RETIREMENT, DISABILITY OR DEATH, OR FOR REASON OTHER THAN RETIREMENT, DISABILITY OR DEATH AND THE FIRST ANNIVERSARY OF THE GRANT DATE OCCURS WITHIN THE THREE (3) MONTH PERIOD DESCRIBED IN PARAGRAPH 4).

     (NOTE: ALTHOUGH THESE OPTIONS IN CERTAIN CIRCUMSTANCES MAY BE EXERCISED MORE THAN THREE MONTHS AFTER TERMINATION OF EMPLOYMENT, UNDER SECTION 422 OF THE CODE THE INCENTIVE STOCK OPTION MUST BE EXERCISED WITHIN THREE MONTHS AFTER TERMINATION FOR ANY REASON OTHER THAN DEATH TO QUALIFY FOR INCENTIVE STOCK OPTION TAX TREATMENT.)

3. ON THE FIRST ANNIVERSARY OF THE GRANT DATE ONE-THIRD OF THE TOTAL NUMBER OF SHARES (ROUNDED UP) COVERED BY THESE OPTIONS MAY BE PURCHASED; ON THE SECOND ANNIVERSARY OF THE GRANT DATE TWO-THIRDS OF THE TOTAL NUMBER OF SHARES (ROUNDED UP) COVERED BY THESE OPTIONS MAY BE PURCHASED; AND ON
     THE THIRD ANNIVERSARY OF THE GRANT DATE THESE OPTIONS SHALL BE EXERCISABLE IN FULL. THE SHARES COVERED BY THE INCENTIVE STOCK OPTION SHALL BE APPLIED FIRST TO EACH SUCH INSTALLMENT TO THE MAXIMUM EXTENT ALLOWABLE UNDER SECTION 422(D) OF THE CODE AND PARAGRAPH 6 OF THE PROGRAM UNTIL EXHAUSTED AND THE SHARES COVERED BY THE NON-QUALIFIED STOCK OPTION SHALL BE APPLIED SECOND, TO THE BALANCE OF SUCH INSTALLMENTS UNTIL EXHAUSTED. IN THE EVENT OF TERMINATION OF EMPLOYMENT, THE NUMBER OF SHARES WHICH MAY BE PURCHASED PURSUANT TO THIS PARAGRAPH SHALL BE DETERMINED AS IF THE EMPLOYEE CONTINUED TO BE EMPLOYED BY THE COMPANY DURING THE PERIODS REFERRED TO IN PARAGRAPHS 4, 5, 6, 7, 8 AND 9 OF THE OPTIONS. THE RIGHT TO PURCHASE SHALL CUMULATE SO THAT SHARES MAY BE PURCHASED AT ANY TIME AFTER BECOMING ELIGIBLE FOR PURCHASE UNTIL TERMINATION OF THE OPTIONS.

4. SUBJECT TO PARAGRAPH 10, IF EMPLOYMENT OF THE EMPLOYEE WITH THE COMPANY AND ITS SUBSIDIARIES TERMINATES, FOR ANY REASON OTHER THAN RETIREMENT, DISABILITY OR DEATH, THIS OPTION MAY BE EXERCISED BY THE EMPLOYEE TO THE EXTENT PERMITTED UNDER PARAGRAPH 3 WITHIN THREE (3) MONTHS AFTER THE EMPLOYEE'S LAST DAY OF WORK, BUT NOT BEYOND THE TERMS OF THE OPTIONS.

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5.  SUBJECT TO PARAGRAPH 10, IF THE EMPLOYEE SHOULD RETIRE UNDER THE ABBOTT
    LABORATORIES ANNUITY RETIREMENT PLAN OR ANY OTHER PENSION OR RETIREMENT PLAN OF THE COMPANY OR A SUBSIDIARY, THESE OPTIONS MAY BE EXERCISED BY THE EMPLOYEE TO THE EXTENT PERMITTED UNDER PARAGRAPH 3 WITHIN THE TERM OF THE OPTIONS.

6. SUBJECT TO PARAGRAPH 10, IF THE EMPLOYMENT OF THE EMPLOYEE WITH THE COMPANY AND ITS SUBSIDIARIES TERMINATES DUE TO DISABILITY, THESE OPTIONS MAY BE EXERCISED BY THE EMPLOYEE TO THE EXTENT PERMITTED UNDER
    PARAGRAPH 3 WITHIN THE TERM OF THE OPTIONS.

7. IN THE EVENT OF DEATH OF THE EMPLOYEE DURING EMPLOYMENT, THE OPTIONS MAY BE EXERCISED TO THE EXTENT PERMITTED UNDER PARAGRAPH 3 WITHIN THE TERM OF THE OPTIONS AND ONLY BY THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF THE EMPLOYEE OR THE PERSON OR PERSONS TO WHOM RIGHTS UNDER THE OPTIONS HAVE PASSED BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION.

8. IN THE EVENT OF DEATH OF THE EMPLOYEE DURING THE THREE (3) MONTH PERIOD REFERRED TO IN PARAGRAPH 4 OF THESE OPTIONS, THESE OPTIONS MAY BE
    EXERCISED TO THE EXTENT PERMITTED UNDER PARAGRAPH 3 WITHIN THREE (3) MONTHS AFTER SUCH DEATH, BUT NOT BEYOND THE TERM OF THE OPTIONS AND ONLY BY THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF THE EMPLOYEE OR THE PERSON OR PERSONS TO WHOM RIGHTS UNDER THE OPTIONS HAVE PASSED BY WILL OR THE LAWS
    OF DESCENT AND DISTRIBUTION.

9. IN THE EVENT OF DEATH OF THE EMPLOYEE DURING THE PERIODS REFERRED TO IN PARAGRAPHS 5 OR 6 OF THESE OPTIONS, THE OPTIONS MAY BE EXERCISED TO THE EXTENT PERMITTED UNDER PARAGRAPH 3 WITHIN THE TERM OF THE OPTIONS AND ONLY BY THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF THE EMPLOYEE OR THE PERSON OR PERSONS TO WHOM RIGHTS UNDER THE OPTIONS HAVE PASSED BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION.

10. NOTWITHSTANDING PARAGRAPHS 4, 5 AND 6, THESE OPTIONS SHALL IMMEDIATELY TERMINATE IN THE EVENT THE EMPLOYEE ENGAGES, DIRECTLY OR INDIRECTLY, FOR THE BENEFIT OF THE EMPLOYEE OR OTHERS, IN ANY ACTIVITY, EMPLOYMENT OR BUSINESS DURING EMPLOYMENT OR WITHIN TWELVE (12) MONTHS AFTER THE DATE OF TERMINATION OR RETIREMENT WHICH, IN THE SOLE OPINION AND DISCRETION OF THE COMPENSATION COMMITTEE, IS COMPETITIVE WITH THE COMPANY OR ANY OF ITS SUBSIDIARIES.


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11. THESE OPTIONS MAY NOT UNDER ANY CIRCUMSTANCES BE EXERCISED ON OR AFTER
    THE TENTH (10) ANNIVERSARY OF THE GRANT DATE.

12. NOTHING HEREIN CONFERS UPON THE EMPLOYEE ANY RIGHT TO CONTINUE IN THE EMPLOY OF THE COMPANY OR OF ANY SUBSIDIARY.

13. THESE OPTIONS ARE NOT TRANSFERABLE OTHERWISE THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION. THEY MAY NOT BE ASSIGNED, TRANSFERRED (EXCEPT AS AFORESAID), PLEDGED OR HYPOTHECATED IN ANY WAY, WHETHER BY OPERATION OF LAW OR OTHERWISE, AND SHALL NOT BE SUBJECT TO EXECUTION, ATTACHMENT, OR SIMILAR PROCESS. ANY ATTEMPT AT ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THESE OPTIONS CONTRARY TO THE PROVISIONS HEREOF, AND THE LEVY OF ANY ATTACHMENT OR SIMILAR PROCESS UPON THESE OPTIONS, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

14. THESE OPTIONS MAY BE EXERCISED ONLY BY DELIVERING TO THE SECRETARY OR OTHER DESIGNATED EMPLOYEE OF THE COMPANY A WRITTEN NOTICE OF EXERCISE, SPECIFYING THE NUMBER OF COMMON SHARES WITH RESPECT TO WHICH THE OPTIONS ARE THEN BEING EXERCISED, AND ACCOMPANIED BY PAYMENT OF THE FULL PURCHASE PRICE OF THE SHARES BEING PURCHASED IN CASH, OR BY THE SURRENDER OF OTHER COMMON SHARES OF THE COMPANY HELD BY THE EMPLOYEE HAVING A THEN FAIR MARKET VALUE EQUAL TO THE PURCHASE PRICE, OR , BY DELIVERY OF A PROPERLY EXECUTED EXERCISE NOTICE TOGETHER WITH A COPY OF IRREVOCABLE
    INSTRUCTIONS TO A BROKER TO DELIVER PROMPTLY TO THE COMPANY THE AMOUNT
    OF SALE OR LOAN PROCEEDS TO PAY THE PURCHASE PRICE, OR A COMBINATION THEREOF, PLUS (FOR EXERCISES OF NON-QUALIFIED OPTIONS) PAYMENT IN CASH OR, SUBJECT TO THE APPROVAL OF THE COMPENSATION COMMITTEE, BY WITHHOLDING OR DELIVERY OF COMMON SHARES OF THE COMPANY, OF THE FULL AMOUNT OF ANY TAXES WHICH THE COMPANY BELIEVES ARE REQUIRED TO BE WITHHELD AND PAID WITH RESPECT TO SUCH EXERCISE, AND IN THE EVENT THE OPTIONS ARE BEING EXERCISED BY A PERSON OR PERSONS OTHER THAN THE EMPLOYEE, SUCH APPROPRIATE TAX CLEARANCES, PROOF OF THE RIGHT OF SUCH PERSON OR PERSONS TO EXERCISE THE OPTIONS, AND OTHER PERTINENT DATA AS THE COMPANY MAY DEEM NECESSARY.

15. IN THE EVENT THE PURCHASE PRICE OF THE SHARES COVERED BY THIS OPTION OR ANY TAXES DUE ON ITS EXERCISE ARE PAID BY THE SURRENDER OF OTHER COMMON SHARES OF THE COMPANY OR, FOR PAYMENT OF WITHHOLDING TAXES, BY WITHHOLDING OF SHARES, THE EMPLOYEE WILL BE GRANTED AN OPTION (THE "REPLACEMENT OPTION") TO PURCHASE A NUMBER OF COMMON SHARES EQUAL TO THE NUMBER OF

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      SHARES SURRENDERED AND/OR WITHHELD. PROVIDED THE THEN FAIR MARKET VALUE
      OF THE SHARES COVERED BY THIS OPTION IS AT LEAST TWENTY-FIVE PERCENT (25%) HIGHER THAN SUCH PURCHASE PRICE. THE PURCHASE PRICE UNDER THE REPLACEMENT OPTION WILL BE THE FAIR MARKET VALUE OF THE SHARES COVERED BY THE REPLACEMENT OPTION AS OF THE GRANT DATE OF THE REPLACEMENT OPTION. THE REPLACEMENT OPTION WILL BE A NON-QUALIFIED STOCK OPTION, FIRST EXERCISABLE SIX (6) MONTHS FROM THE REPLACEMENT OPTION GRANT
      DATE, WITH A TERM EQUAL TO THE REMAINDER OF THE TERM OF THE ORIGINAL
      OPTION.

16. THE COMPANY SHALL NOT BE REQUIRED TO ISSUE OR DELIVER ANY CERTIFICATE FOR SHARES PURCHASED UPON ANY EXERCISE PENDING COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES AND OTHER LAWS (INCLUDING ANY REGISTRATION REQUIREMENTS) AND COMPLIANCE WITH THE RULES AND PRACTICES OF ANY STOCK EXCHANGE UPON WHICH THE COMPANY'S COMMON SHARES ARE LISTED.

17. IN THE EVENT THAT THERE IS A CHANGE IN THE NUMBER OF ISSUED COMMON SHARES OF THE COMPANY WITHOUT NEW CONSIDERATION TO THE COMPANY (SUCH AS BY STOCK DIVIDENDS OR STOCK SPLIT-UPS), THEN (I) THE NUMBER OF SHARES AT THE TIME UNEXERCISED UNDER THESE OPTIONS SHALL BE CHANGED IN PROPORTION TO SUCH CHANGE IN ISSUED SHARES; AND (II) THE OPTION PRICE FOR THE UNEXERCISED PORTION OF THE OPTION SHALL BE ADJUSTED SO THAT THE AGGREGATE CONSIDERATION PAYABLE TO THE COMPANY UPON THE PURCHASE OF ALL SHARES NOT THERETOFORE PURCHASED SHALL NOT BE CHANGED.

      IF THE OUTSTANDING COMMON SHARES OF THE COMPANY SHALL BE COMBINED, OR
     BE CHANGED INTO ANOTHER KIND OF STOCK OF THE COMPANY OR INTO SECURITIES OF ANOTHER CORPORATION, WHETHER THROUGH RECAPITALIZATION,
     REORGANIZATION, SALE, MERGER, CONSOLIDATION, ETC., THE COMPANY SHALL CAUSE ADEQUATE PROVISION TO BE MADE WHEREBY THE PERSON OR PERSONS ENTITLED TO EXERCISE THIS OPTION SHALL THEREAFTER BE ENTITLED TO RECEIVE, UPON DUE EXERCISE OF ANY PORTION OF THE OPTION, THE SECURITIES WHICH
     THAT PERSON WOULD HAVE BEEN ENTITLED TO RECEIVE FOR COMMON SHARES ACQUIRED THROUGH EXERCISE OF THE SAME PORTION OF SUCH OPTION IMMEDIATELY PRIOR TO THE EFFECTIVE DATE OF SUCH RECAPITALIZATION, REORGANIZATION, SALE, MERGER, CONSOLIDATION, SPIN-OFF, ETC. IF APPROPRIATE, DUE ADJUSTMENT SHALL BE MADE IN THE PER SHARE OR PER UNIT PRICE OF THE SECURITIES PURCHASED ON EXERCISE OF THIS OPTION FOLLOWING SAID RECAPITALIZATION, REORGANIZATION, SALE, MERGER, CONSOLIDATION,
     SPIN-OFF, ETC.

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18.   NEITHER THESE OPTIONS, SHARES ISSUED UPON THEIR EXERCISE, ANY EXCESS OF
      MARKET VALUE OVER OPTION PRICE, NOR ANY OTHER RIGHTS, BENEFITS, VALUES OR INTEREST RESULTING FROM THE GRANTING OF THESE OPTIONS SHALL BE CONSIDERED AS COMPENSATION FOR PURPOSES OF ANY PENSION OR RETIREMENT PLAN, INSURANCE PLAN, INVESTMENT OR STOCK PURCHASE PLAN, OR ANY OTHER EMPLOYEE BENEFIT PLAN OF THE COMPANY OR ANY OF ITS SUBSIDIARIES.

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THESE OPTIONS TO BE EXECUTED BY ITS DULY AUTHORIZED OFFICER AS OF THE GRANT DATE ABOVE SET FORTH.



ABBOTT LABORATORIES


/s/ D.L. BURNHAM
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER